UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event
reported): August 17, 2009
Thermadyne Holdings Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13023	74-2482571

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri	63017

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(636) 728-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
In connection with the appointment of Martin Quinn and Terry Downes as President and Executive Vice President — Chief Operating Officer, respectively, of Thermadyne Holdings Corporation (the “Company”), as more fully described in Item 5.02 of this Current Report on Form 8-K, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Quinn and Third Amended and Restated Executive Employment Agreement with Mr. Downes, each dated August 17, 2009 (such agreements collectively referred to herein as the “Executive Agreements”). In addition, the Company entered into an Amended and Restated Executive Employment Agreement with Paul Melnuk, dated August 17, 2009, pursuant to which Mr. Melnuk has moved from his position as Chairman and Chief Executive Officer of the Company into the full-time role of executive Chairman of the Board of Directors of the Company (the “Board”), effective August 17, 2009, as more fully described in Item 5.02 of this Current Report on Form 8-K.
The Executive Agreements provide for a one year initial term and will automatically renew for one year periods unless earlier terminated. Pursuant to the terms of their respective agreements, Mr. Quinn and Mr. Downes will receive an annual base salary of $400,000 and $340,000, respectively, and are eligible for an annual target bonus opportunity of 60% and 50%, respectively, of their annual base salary. Mr. Quinn and Mr. Downes are also entitled to participate in the Company’s employee benefit and health plans, programs and arrangements as may be available to the Company’s full-time executive employees. In addition, Mr. Quinn and Mr. Downes received a bonus award with an aggregate grant value of $100,000 and $75,000, respectively, consisting of performance-based restricted stock and performance cash pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan. The awards will be subject to, and will vest upon the achievement of, performance criteria established by the Compensation Committee of the Board.
The Executive Agreements provide that if the executives’ employment is terminated due to death or disability, the executives or their estate, heirs or beneficiaries, as the case may be, will be entitled to receive their then current base salary through the end of the pay period in which the death or disability occurred, a pro rata portion of the annual bonus they would be entitled to receive in the year of termination, any un-reimbursed business expenses and, in the event of disability, continued medical and dental insurance coverage and benefits for two years. If the executives’ employment is terminated for cause, as defined in the Executive Agreements, or voluntarily by the executives (other than by reason of death, disability or constructive termination, as defined in the Executive Agreements), the executives will not be entitled to receive any further compensation or benefits other than those benefits to which they may become entitled which by their terms survive termination. If the executives’ employment is terminated without cause or as a result of constructive termination, the executives will be entitled to receive their then current base salary for one year, a pro rata portion of the annual bonus they would be entitled to receive in the year of termination, and continued benefits for one year. Finally, if the Executive Agreements are not renewed following the initial term or any renewal term, Mr. Quinn and Mr. Downes will receive their then current base salary and continued benefits for nine months.
The Executive Agreements provide for a one year non-competition period following non-renewal or termination of employment for cause or as a result of voluntary resignation by the executives (other than by constructive termination). Mr. Quinn and Mr. Downes will be further subject to restrictions on solicitation of customers or employees for a two year period following the termination or expiration of their respective employment agreements.
Mr. Melnuk’s employment agreement provides for a two year term, unless earlier terminated. Mr. Melnuk will receive a monthly salary of $30,000 and is eligible for an annual bonus, as determined in the Board’s discretion. Mr. Melnuk will be entitled to participate in the Company’s employee benefit and health plans, programs and arrangements as may be available to its full-time executive employees.
If Mr. Melnuk’s employment is terminated due to death or disability, Mr. Melnuk or his estate, heirs or beneficiaries, as the case may be, will be entitled to receive his then current base salary through August 17, 2011 (with the right to receive such amount in a lump sum at a 12% discount), any un-reimbursed business expenses and, in the event of disability, continued medical and dental insurance coverage and benefits through August 17, 2011. If Mr. Melnuk’s employment is terminated for cause, as defined in his employment agreement, or voluntarily by

Mr. Melnuk (other than by reason of death, disability or constructive termination, as defined in his agreement), he will not be entitled to receive any further compensation or benefits other than those benefits to which he may become entitled which by their terms survive termination. If Mr. Melnuk’s employment is terminated without cause or as a result of constructive termination, Mr. Melnuk will be entitled to receive his then current base salary and continued benefits until August 17, 2011 (with the right to receive such base salary in a lump sum at a 12% discount) and any un-reimbursed expenses. Upon expiration of Mr. Melnuk’s employment agreement, he will be entitled to receive previously accrued and vested benefits to which he is or may become eligible pursuant to any benefit plan which by its terms survive termination or expiration of his employment.
Mr. Melnuk’s employment agreement provides for a non-competition period of eighteen months following termination of the agreement for cause or as a result of voluntary resignation (other than by constructive termination) and six months upon expiration of the agreement. Mr. Melnuk will be further subject to restrictions on solicitation of customers or employees for a two year period following the termination or expiration of his employment agreement.
The foregoing descriptions of the Executive Agreements and Mr. Melnuk’s employment agreement are qualified in their entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 17, 2009, the Company announced that Paul Melnuk will step down as Chief Executive Officer of the Company. Mr. Melnuk will continue to serve as executive Chairman of the Board. In connection with Mr. Melnuk’s move into the full-time role of executive Chairman, the Company entered into an amended and restated employment agreement with Mr. Melnuk, which is more fully described in Item 1.01 to this Current Report on Form 8-K.
(c) On August 17, 2009, the Board appointed Martin Quinn and Terry Downes to serve as President and Executive Vice President — Chief Operating Officer, respectively, of the Company. In connection with these appointments, the Company entered into amended and restated employment agreements with Mr. Quinn and Mr. Downes, which are more fully described in Item 1.01 to this Current Report on Form 8-K.
Since April 2005, Mr. Quinn, 53 years old, has served as Executive Vice President — Global Sales of the Company. Mr. Quinn previously served as Vice President — Marketing and Sales from 1999 to March 2005. Prior to that, he was Managing Director — Asia of the Company. Mr. Quinn graduated from the University of Melbourne, Australia with a bachelors degree in engineering. He also received a graduate diploma of business administration from Swinburne University of Technology. Mr. Quinn is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Since March 2006, Mr. Downes, 42 years old, has served as Executive Vice President — Global Corporate Development of the Company. Prior to that, Mr. Downes served as Director of Market Integration for the Company from June 2003 to March 2006. He has 16 years of international business development experience with a primary focus in the manufacturing sector and was previously employed by Novar PLC and Redland PLC. Mr. Downes graduated from Cambridge University with a PhD in Metallurgy. Mr. Downes is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On August 17, 2009, the Company issued a press release announcing the change in responsibilities of Mr. Melnuk and the appointments of Mr. Quinn and Mr. Downes. A copy of this press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
See Exhibit Index.

3

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMADYNE HOLDINGS CORPORATION
Date: August 21, 2009	By:	/s/ Steven A. Schumm
Steven A. Schumm
Executive Vice President, Chief Financial Officer, and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement by and among Thermadyne Holdings Corporation, its subsidiaries and Martin Quinn, dated August 17, 2009.

10.2	Third Amended and Restated Employment Agreement by and among Thermadyne Holdings Corporation, its subsidiaries and Terry Downes, dated August 17, 2009.

10.3	Amended and Restated Employment Agreement by and among Thermadyne Holdings Corporation, its subsidiaries and Paul Melnuk, dated August 17, 2009.

99.1	Press release of Thermadyne Holdings Corporation, dated August 17, 2009.